Exhibit 99.1

Press Release

Clean Harbors Announces First-Quarter 2019 Financial Results

•            Increases Q1 Revenues 4% to $780.8 Million

•            Reports Net Income of $1.0 Million, or $0.02 per Diluted Share; Adjusted EPS of $0.09

•            Generates 15% Increase in Q1 Adjusted EBITDA to $101.7 Million on Strength in Environmental Services Segment

•            Improves Adjusted EBITDA Margin by 120 Basis Points

•            Revises 2019 Adjusted EBITDA Guidance Upward to $510 Million to $540 Million and Maintains Adjusted Free Cash Flow Guidance of $190 Million to $220 Million

NORWELL, Mass. — May 1, 2019 — Clean Harbors, Inc. (“Clean Harbors”) (NYSE: CLH), the leading provider of environmental, energy and industrial services throughout North America, today announced financial results for the first quarter ended March 31, 2019.

“We opened 2019 with a strong first-quarter performance,” said Alan S. McKim, Chairman, President and Chief Executive Officer. “We delivered 4% top-line growth and a corresponding 15% increase in Adjusted EBITDA. As a result, our Adjusted EBITDA margin grew by 120 basis points from the same period in 2018. The quarter’s profitable growth was driven by our Environmental Services segment, which more than offset a small year-over-year decline in our Safety-Kleen segment.”

First-quarter revenues increased to $780.8 million from $749.8 million in the same period of 2018. Income from operations more than doubled to $23.7 million from $11.0 million in the year-earlier quarter.

Net income for the first quarter of 2019 was $1.0 million, or $0.02 per diluted share. This compared with a net loss for the same period in 2018 of $12.6 million, or $0.22 per share.  Adjusted for certain items in both periods, adjusted net income for the first quarter of 2019 was $5.1 million, or $0.09 per diluted share, compared with an adjusted net loss of $6.6 million, or $0.12 per share, in the same period in 2018. (See reconciliation table below)

Adjusted EBITDA (see description below) in the first quarter of 2019 increased 15% to $101.7 million from $88.3 million in the same period of 2018.

“Environmental Services generated top-line growth of 8%. This reflected the Veolia Industrial acquisition in early 2018 as well as organic growth, as we benefitted from higher pricing and a better mix of waste streams,” McKim said.  “Adjusted EBITDA in the segment grew 46%, reflecting pricing initiatives, cost reductions, productivity improvements and some one-time gains. The segment’s results are even more impressive given that our Deer Park incineration facility was closed for nearly two weeks due to a major fire at the neighboring chemical storage facility.  As a result of that fire, as well as a high number of planned turnaround days, our incineration utilization was 77% in Q1.  However, similar to recent quarters, we continued to improve our mix with many more high-value waste streams in our network, which drove our average incineration price per pound up by 14% from a year ago.

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

“Within Safety-Kleen Environmental Services, our branch business continued to perform well as we generated growth and increased pricing across our core lines of business.  We increased our direct lubricant sales in the quarter as they accounted for 8% of gallons sold compared with 5% in Q1 a year ago,” McKim said. “The Safety-Kleen Oil business had several challenges in the first quarter. Lower base oil prices year-over-year and seasonal weakness in market demand were compounded by adverse weather conditions that limited our production and ability to transport in the quarter. Severe cold early in the quarter froze several waterways and rail lines in the Midwest that hindered our ability to barge or rail product, followed by widespread flooding that again affected shipping lanes and rail lines.”

Business Outlook and Financial Guidance

“Based on positive industry trends, the current economic environment and ongoing company initiatives, we are encouraged about our prospects for 2019,” McKim said. “In Environmental Services, the growth of the U.S. chemical and manufacturing sectors provide a strong tailwind that enhances our ability to drive more high value waste streams through our disposal facilities. Our project pipeline is as strong as ever, with numerous remediation and waste project opportunities. Our industrial and field services businesses should all contribute to another year of profitable growth in the segment.

“For Safety-Kleen Environmental Services, our branch network should help spur growth in our core offerings and direct lube sales program,” McKim said. “We expect Safety-Kleen Oil will rebound quickly following an uneven start to the year as we return to more normalized levels of production and sales following the weather-related slowdown. In addition, recent increases in base oil pricing should support spread expansion. We continue to target base oil production of more than 150 million gallons and total blended sales of 50 million gallons through growth in direct lube sales and our distributor business.

“Second-quarter 2019 Adjusted EBITDA is expected to grow slightly from the same period of 2018. Overall, we see indications of a favorable environment for key businesses in each segment, and anticipate a strong year of profitable growth and margin expansion driven by pricing, mix, cross-selling and increased efficiencies,” McKim concluded.

Based on its first-quarter financial performance and current market conditions, Clean Harbors raised the low end of its guidance range and now expects full-year 2019 Adjusted EBITDA in the range of $510 million to $540 million. On a GAAP basis, the Company’s guidance is based on anticipated 2019 net income in the range of $77 million to $110 million. For 2019, Clean Harbors continues to expect to generate adjusted free cash flow in the range of $190 million to $220 million, which is based on anticipated 2019 net cash from operating activities in the range of $380 million to $430 million.

Non-GAAP Results

Clean Harbors reports Adjusted EBITDA, which is a non-GAAP financial measure and should not be considered an alternative to net income (loss) or other measurements under generally accepted accounting principles (GAAP), but viewed only as a supplement to those measurements. Adjusted EBITDA is not calculated identically by all companies, and therefore the Company’s measurements of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Clean Harbors believes that Adjusted EBITDA provides additional useful information to investors since the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved and management routinely evaluates the performance of its businesses based upon levels of Adjusted EBITDA. The Company defines Adjusted EBITDA in accordance with its existing credit agreement, as described in the following reconciliation showing the

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com differences between reported net income and Adjusted EBITDA for the three months ended March 31, 2019 and 2018 (in thousands):

	For the Three Months Ended:
	March 31, 2019	March 31, 2018

Net income (loss)	$976	$(12,631)
Accretion of environmental liabilities	2,574	2,430
Depreciation and amortization	75,355	74,844
Other (income) expense, net	(2,983)	299
Interest expense, net	19,764	20,270
Provision for income taxes	5,977	3,053
Adjusted EBITDA	$101,663	$88,265
Adjusted EBITDA Margin	13.0%	11.8%

This press release includes a discussion of net income (loss) and earnings (loss) per share adjusted for the impacts of tax-related valuation allowances as identified in the reconciliations provided below. The Company believes that discussion of these additional non-GAAP measures provides investors with meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance. The following shows the difference between net income (loss) to adjusted net income (loss), and earnings (loss) per share to adjusted earnings (loss) per share for the three months ended March 31, 2019 and 2018 (in thousands, except per share amounts):

	For the Three Months Ended:
	March 31, 2019	March 31, 2018
Adjusted net income (loss)
Net income (loss)	$976	$(12,631)
Tax-related valuation allowances	4,106	6,061
Adjusted net income (loss)	$5,082	$(6,570)

Adjusted earnings (loss) per share
Earnings (loss) per share	$0.02	$(0.22)
Tax-related valuation allowances	0.07	0.10
Adjusted earnings (loss) per share	$0.09	$(0.12)

Adjusted Free Cash Flow Reconciliation

Clean Harbors reports adjusted free cash flow, which it considers to be a measurement of liquidity that provides useful information to investors about our ability to generate cash. The Company defines adjusted free cash flow as net cash from operating activities excluding cash impacts of items derived from non-operating activities, such as taxes paid in connection with divestitures, less additions to property, plant and equipment plus proceeds from sale and disposal of fixed assets. Adjusted free cash flow should not be considered an alternative to net cash from operating activities or other measurements under GAAP. Adjusted free cash flow is not calculated identically by all companies, and therefore our measurements of adjusted free cash flow may not be comparable to similarly titled measures reported by other companies.

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

An itemized reconciliation between net cash from operating activities and adjusted free cash flow is as follows (in thousands):

	For the Three Months Ended:
	March 31, 2019	March 31, 2018
Adjusted free cash flow
Net cash from operating activities	$29,740	$51,903
Additions to property, plant and equipment	(58,947)	(44,242)
Proceeds from sale and disposal of fixed assets	4,321	798
Adjusted free cash flow	$(24,886)	$8,459

Adjusted EBITDA Guidance Reconciliation

An itemized reconciliation between projected net income and projected Adjusted EBITDA is as follows (in millions):

	For the Year Ending December 31, 2019
Projected GAAP net income	$77	to	$110
Adjustments:
Accretion of environmental liabilities	10	to	10
Depreciation and amortization	295	to	285
Interest expense, net	82	to	80
Provision for income taxes	46	to	55
Projected Adjusted EBITDA	$510	to	$540

Adjusted Free Cash Flow Guidance Reconciliation

An itemized reconciliation between projected net cash from operating activities and projected adjusted free cash flow is as follows (in millions):

	For the Year Ending December 31, 2019
Projected net cash from operating activities	$380	to	$430
Additions to property, plant and equipment	(200)	to	(220)
Proceeds from sale and disposal of fixed assets	10	to	10
Projected adjusted free cash flow	$190	to	$220

Conference Call Information

Clean Harbors will conduct a conference call for investors today at 9:00 a.m. (ET) to discuss the information contained in this press release. During the call, management will discuss Clean Harbors’ financial results, business outlook and growth strategy. Investors who wish to listen to the webcast and view the accompanying slides should visit the Investor Relations section of the Company’s website at www.cleanharbors.com. The live

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com call also can be accessed by dialing 201.689.8881 or 877.709.8155 prior to the start time. If you are unable to listen to the live conference call, the webcast will be archived on the Company’s website.

About Clean Harbors

Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental, energy and industrial services. The Company serves a diverse customer base, including a majority of Fortune 500 companies. Its customer base spans a number of industries, including chemical, energy and manufacturing, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is North America’s largest re-refiner and recycler of used oil and a leading provider of parts washers and environmental services to commercial, industrial and automotive customers. Founded in 1980 and based in Massachusetts, Clean Harbors operates throughout the United States, Canada, Mexico and Puerto Rico. For more information, visit www.cleanharbors.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions. Such statements may include, but are not limited to, statements about future financial and operating results, and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially including, without limitation, those items identified as “risk factors” in Clean Harbors’ most recently filed Form 10-K and Form 10-Q. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.

Contacts:

Michael L. Battles	Jim Buckley
EVP and Chief Financial Officer	SVP Investor Relations
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5100
InvestorRelations@cleanharbors.com	Buckley.James@cleanharbors.com

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	For the Three Months Ended:
	March 31, 2019	March 31, 2018
Revenues	$780,839	$749,778
Cost of revenues (exclusive of items shown separately below)	564,364	546,425
Selling, general and administrative expenses	114,812	115,088
Accretion of environmental liabilities	2,574	2,430
Depreciation and amortization	75,355	74,844
Income from operations	23,734	10,991
Other income (expense), net	2,983	(299)
Interest expense, net	(19,764)	(20,270)
Income (loss) before provision for income taxes	6,953	(9,578)
Provision for income taxes	5,977	3,053
Net income (loss)	$976	$(12,631)
Earnings (loss) per share:
Basic	$0.02	$(0.22)
Diluted	$0.02	$(0.22)

Shares used to compute earnings (loss) per share — Basic	55,848	56,457
Shares used to compute earnings (loss) per share — Diluted	56,082	56,457

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2019	December 31, 2018
Current assets:
Cash and cash equivalents	$167,371	$226,507
Short-term marketable securities	57,477	52,856
Accounts receivable, net	613,507	606,952
Unbilled accounts receivable	42,513	54,794
Deferred costs	20,515	18,770
Inventories and supplies	200,814	199,479
Prepaid expenses and other current assets	45,925	42,800
Total current assets	1,148,122	1,202,158
Property, plant and equipment, net	1,588,613	1,561,978
Other assets:
Operating lease right-of-use assets	170,550	—
Goodwill	517,910	514,189
Permits and other intangibles, net	438,958	441,875
Other	17,901	18,121
Total other assets	1,145,319	974,185
Total assets	$3,882,054	$3,738,321
Current liabilities:
Current portion of long-term obligations	$7,535	$7,535
Accounts payable	242,260	276,461
Deferred revenue	67,557	61,843
Accrued expenses	208,386	233,405
Current portion of closure, post-closure and remedial liabilities	27,914	23,034
Current portion of operating lease liabilities	43,858	—
Total current liabilities	597,510	602,278
Other liabilities:
Closure and post-closure liabilities, less current portion	62,084	60,339
Remedial liabilities, less current portion	103,384	107,575
Long-term obligations, less current portion	1,564,005	1,565,021
Operating lease liabilities, less current portion	128,689	—
Deferred taxes, unrecognized tax benefits and other long-term liabilities	254,417	233,352
Total other liabilities	2,112,579	1,966,287
Total stockholders’ equity, net	1,171,965	1,169,756
Total liabilities and stockholders’ equity	$3,882,054	$3,738,321

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Year Ended:
	March 31, 2019	March 31, 2018
Cash flows from operating activities:
Net income (loss)	$976	$(12,631)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	75,355	74,844
Allowance for doubtful accounts	(3,425)	2,303
Amortization of deferred financing costs and debt discount	1,000	916
Accretion of environmental liabilities	2,574	2,430
Changes in environmental liability estimates	(774)	(562)
Deferred income taxes	—	(5)
Other (income) expense, net	(2,983)	299
Stock-based compensation	5,809	3,077
Environmental expenditures	(3,264)	(2,425)
Changes in assets and liabilities, net of acquisitions
Accounts receivable and unbilled accounts receivable	12,086	(14,769)
Inventories and supplies	(832)	(5,625)
Other current assets	(11,738)	(2,923)
Accounts payable	(27,956)	9,714
Other current and long-term liabilities	(17,088)	(2,740)
Net cash from operating activities	29,740	51,903
Cash flows used in investing activities:
Additions to property, plant and equipment	(58,947)	(44,242)
Proceeds from sale and disposal of fixed assets	4,321	798
Acquisitions, net of cash acquired	(14,870)	(120,000)
Additions to intangible assets including costs to obtain or renew permits	(1,132)	(1,245)
Proceeds from sale of available-for-sale securities	8,600	3,264
Purchases of available-for-sale securities	(12,941)	(3,003)
Net cash used in investing activities	(74,969)	(164,428)
Cash flows used in financing activities:
Change in uncashed checks	(4,769)	(3,843)
Tax payments related to withholdings on vested restricted stock	(2,276)	(548)
Repurchases of common stock	(6,324)	(14,264)
Payments on financing lease	(115)	—
Principal payments on debt	(1,884)	(1,000)
Net cash used in financing activities	(15,368)	(19,655)
Effect of exchange rate change on cash	1,461	(867)
Decrease in cash and cash equivalents	(59,136)	(133,047)
Cash and cash equivalents, beginning of period	226,507	319,399
Cash and cash equivalents, end of period	$167,371	$186,352

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Supplemental information:
Cash payments for interest and income taxes:
Interest paid	$8,712	$14,676
Income taxes paid	967	1,999
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	13,554	—
Operating cash flows from finance lease	321	—
Financing cash flows from finance lease	115	—
Non-cash investing activities:
Property, plant and equipment accrued	13,002	17,911
ROU assets obtained in exchange for new operating lease liabilities	(3,896)	—
ROU asset obtained in exchange for new finance lease liability	23,027	—

Supplemental Segment Data (in thousands)

	For the Three Months Ended:
	March 31, 2019			March 31, 2018
Revenue	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues
Environmental Services	$473,698	$35,324	$509,022	$439,688	$32,759	$472,447
Safety-Kleen	306,547	(34,070)	272,477	309,918	(31,954)	277,964
Corporate Items	594	(1,254)	(660)	172	(805)	(633)
Total	$780,839	$—	$780,839	$749,778	$—	$749,778

	For the Three Months Ended:
Adjusted EBITDA	March 31, 2019	March 31, 2018

Environmental Services	$89,510	$61,417
Safety-Kleen	54,793	61,884
Corporate Items	(42,640)	(35,036)
Total	$101,663	$88,265

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com